UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2005

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



          Delaware                       0-26224                51-0317849
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  OTHER EVENTS.

On June 13, 2005, the United States Supreme Court vacated the June 2003 judgment of the United States Court of Appeals for the Federal Circuit, which had affirmed the judgment of the United States District Court for the Southern District of California in the case of Integra LifeSciences I Ltd. and The Burnham Institute v. Merck KGaA.

The Supreme Court held that the Court of Appeals applied an erroneous interpretation of 35 U.S.C. ss.271(e)(1) when it rejected the challenge of Merck KGaA to the jury's finding that Merck KGaA failed to show that its activities were exempt from claims of patent infringement under that statute. On remand, the Federal Circuit will review the evidence under a reasonableness test that does not provide categorical exclusions of certain types of activities. As a result, the trial court's judgment ordering Merck KgaA to pay Integra $6.4 million in damages could be overturned.

The Company has not recorded any gain in connection with this matter, pending final resolution and completion of the appeals process.

A copy of the press release issued by the Company discussing the ruling is attached as Exhibit 99.1 to this Current Report on Form 8-K.



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number        Description of Exhibit
-------------------   ---------------------------

99.1                  Press release issued June 13, 2005



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

           Date: June 17, 2005        By: /s/ Stuart M. Essig
                                          --------------------------
                                          Stuart M. Essig
                                          President and Chief Executive Officer







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                                 Exhibit Index


Exhibit Number        Description of Exhibit
-------------------   ---------------------------

99.1                  Press release issued Press release issued June 13, 2005